Exhibit 10.81
NETWORK APPLIANCE, INC.
NOTICE OF GRANT OF STOCK OPTION — ISRAEL
     Network Appliance, Inc. (the “Corporation”) hereby grants to you (the “Optionee”) an option (the “Option”) to purchase shares of the Common Stock of the Corporation. Subject to the provisions of the Stock Option Agreement-Israel attached hereto as Exhibit A (the “Agreement”) and of the Corporation’s 1999 Stock Option Plan and the Israeli addendum to such plan called “Appendix A-Israel” (the “Plan”), the principal features of this Option are as follows:
     Optionee:
     «FIRST_NAME» «MIDDLE_NAME» «LAST_NAME»
     «ADDRESS_LINE_1»
     «ADDRESS_LINE_2»
     «ADDRESS_LINE_3»
     «CITY», «State» «Zip_Code»
     Grant Number: «NUM»
     Grant Date: «Option_Date»
     Vesting Commencement Date: «Vest_Base_Date»
     Exercise Price: «Option_Price» per share
     Number of Option Shares: «Shares_Granted» shares
     Expiration Date: «Expiration_Date_Period_1»
     Type of Option: «Long_Type» — Capital Gains Route Options under Section 102(b)(2)
     Exercise Schedule:
«Shares_Period_1» shares become exercisable on «Vest_Date_Period_1»
«Shares_Period_2» shares become exercisable in successive equal monthly installments on the same day of the month as the Vesting Commencement Date (and if there is no corresponding date, the last day of the month), upon Optionee’s completion of each month of Service through «Vest_Date_Period_2»
     Vesting is subject to Optionee’s continuous Service through each applicable vesting date. In no event shall the Option vest or become exercisable for any additional Option Shares after Optionee’s cessation of Service.
     Optionee understands and agrees that the Option is granted subject to and in accordance with all of the terms and conditions contained in this Notice, the Agreement and the Plan. A copy of the Plan is available upon request made to the Corporate Secretary at the Corporation’s principal offices. Optionee hereby acknowledges that the official prospectus for the Plan, which appears as “1999 Plan Summary and Prospectus” is available on the Corporation’s internal web site at http://finance-web.netapp.com/stock/ options.html and that the Agreement and the Plan Summary and Prospectus are made a part of this Notice of Grant of Stock Option.
     Furthermore, Optionee hereby approves and agrees to all the aforesaid in this Notice, in the Agreement and in the Trust Deed, and declares that he/she is familiar with the provisions of Section 102 and the Capital Gains Route as defined in the Agreement). Optionee hereby undertakes not to sell or transfer the Option Shares prior to the lapse of the Minimum Trust Period (as defined in the Agreement), unless Optionee pays all taxes, which may arise in connection with such sale and/or transfer.
     No Employment or Service Contract. Nothing in this Notice, the Agreement or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee’s Service at any time for any reason, with or without cause.
     Definitions. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the Agreement.

NETWORK APPLIANCE, INC.		OPTIONEE

By:	/s/ Gwen Mcdonald	By:

	Senior Vice President, Human Resources		«FIRST_NAME» «MIDDLE_NAME» «LAST_NAME»

Date: , 200
Attachment: 1999 Stock Option Plan Stock Option Agreement-Israel

NETWORK APPLIANCE, INC.
1999 STOCK OPTION PLAN
STOCK OPTION AGREEMENT — ISRAEL
RECITALS
     A. The Board has adopted the Plan for the purpose of retaining the services of selected Employees, non-employee members of the Board (or the board of directors of any Parent or Subsidiary) and consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).
     B. Optionee is to render valuable services to the Corporation (or a Parent or Subsidiary), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation’s grant of an option to Optionee.
     C. All capitalized terms in this Agreement shall have the meaning assigned to them in the Appendix attached as Exhibit “A" hereto in the Corporation’s 1999 Stock Option Plan and in the Israeli appendix to such plan.
          NOW, THEREFORE, it is hereby agreed as follows:
               1. Grant of Option.
               (a) The Corporation hereby grants to Optionee, as of the Grant Date, an option to purchase up to the number of Option Shares specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 4 at the Exercise Price.
               (b) The option will be deposited with the Trustee, who will hold them in trust on Optionee’s behalf, all as set forth in Section 3 below.
               2. Issuance to Trustee.
     The option is subject to the provisions of Section 102 of the Ordinance, as well as the 102 Rules, promulgated thereunder.
     Accordingly, the Corporation and its Israeli subsidiary elected the Capital Gains Route for the purpose of the taxation of Optionee’s income from the option. In general, taxable income that should be attributed to Optionee as a result of the grant of the option will be tax-free on the date of grant, but will be taxed on the sale of Option Shares issued upon exercise of the options or their Transfer. In accordance with the Capital Gains Route, if the option or the Option Shares are held in trust by the Trustee for at least the Minimum Trust Period, gains derived from the sale of Option Shares shall be classified as capital gains and taxed at a rate of only 25%. Except, if applicable, for a benefit derived at the time of grant of the option, equal to the difference between (a) the average closing price of the Corporation’s share of Common Stock on a stock exchange during 30 trading days prior to the date of grant, and (b) the Exercise Price. Such benefit shall be subject to tax at the time of sale of the Option Shares, or a Transfer, as ordinary work income (i.e. at marginal tax rates (currently up to 48%) plus social security and national health insurance payments).
     At the time of sale of the Option Shares or a Transfer, Optionee shall be subject to tax, which will be calculated, in general, according to difference between (a) the market price (or the actual sale price) of the Option Shares at such time, and (b) the Exercise Price1. Such tax shall be withheld at source by the Corporation’s Israeli subsidiary, in accordance with the provisions of the 102 Rules, and the transfer of Option Shares to Optionee is conditioned upon the payment of such tax.
     Optionee shall not be entitled to sell the Option Shares or to execute a Transfer, prior to the lapse of the Minimum Trust Period. Furthermore, any and all Rights, shall be deposited with the Trustee and held thereby until the lapse of the Minimum Trust Period, and such Rights shall be subject to the Capital Gains Route. Notwithstanding the aforesaid, Optionee may sell Option Shares or Rights or execute a Transfer prior to the lapse of the Minimum Trust Period, provided, however, that tax is withheld at source by the Corporation in accordance with the 102 Rules. In such case, Optionee’s gains shall be classified as ordinary income and Optionee shall be subject to tax on such income at marginal tax rates (currently up to 48%) plus social security and national health insurance payments.

[1]	The above tax description is a general summary only and does not refer to expenses involved with the exercise of the option and sale of Option Shares or changes in the Israeli Consumer Price Index, which may impact the final tax calculation.

OPTIONEE IS ADVISED TO CONSULT WITH OPTIONEE’S OWN TAX ADVISER WITH
RESPECT TO THE TAX CONSEQUENCES OF RECEIVING AND EXERCISNG THE OPTION OR OF
DISPOSING OPTIONEE’S OPTION SHARES.
                    3. Trust:
               To secure performance of tax law requirements, the option awarded to Optionee according to this Agreement will be held in trust by the Trustee, who shall release them to Optionee only upon full compliance with the legal requirements and the terms of the Plan. For this purpose, a Trust Deed was signed between the Corporation’s Israeli subsidiary and the Trustee, a copy of which is attached hereto as Exhibit “B”. The conditions of the Trust Deed apply to the option awarded to Optionee; thus, Optionee is required to carefully read the provisions of the said Trust Deed.
                    4. Option Term. This option shall have a maximum term of seven (7) years measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 7 or 8.
                    5. Limited Transferability.
               (a) This option shall be neither transferable nor assignable by Optionee other than by will or the laws of inheritance following Optionee’s death and may be exercised, during Optionee’s lifetime, only by Optionee
                    6. Dates of Exercise. This option shall become exercisable for the Option Shares in one or more installments as specified in the Grant Notice. As the option becomes exercisable for such installments, those installments shall accumulate, and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Paragraph 7 or 8.
                    7. Cessation of Service. The option term specified in Paragraph 4 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:
               (a) Should Optionee cease to remain in Service for any reason (other than death, Permanent Disability or Misconduct) while holding this option, then Optionee shall have a period of three (3) months (commencing with the date of such cessation of Service) during which to exercise this option, but in no event shall this option be exercisable at any time after the Expiration Date.
               (b) Should Optionee die while holding this option, then the personal representative of Optionee’s estate or the person or persons to whom the option is transferred pursuant to Optionee’s will or the laws of inheritance shall have the right to exercise this option. Any such right to exercise this option shall lapse, and this option shall cease to be outstanding, upon the earlier of (i) the expiration of the twelve (12)-month period measured from the date of Optionee’s death or (ii) the Expiration Date.
               (c) Should Optionee cease Service by reason of Permanent Disability while holding this option, then Optionee shall have a period of twelve (12) months (commencing with the date of such cessation of Service) during which to exercise this option. In no event shall this option be exercisable at any time after the Expiration Date.
               (d) During the limited period of post-Service exercisability, this option may not be exercised in the aggregate for more than the number of Option Shares for which the option is exercisable at the time of Optionee’s cessation of Service. Upon the expiration of such limited exercise period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding for any exercisable Option Shares for which the option has not been exercised. However, this option shall, immediately upon Optionee’s cessation of Service for any reason, terminate and cease to be outstanding with respect to any Option Shares for which this option is not otherwise at that time exercisable.
               (e) Should Optionee’s Service be terminated for Misconduct or should Optionee otherwise engage in any Misconduct while this option is outstanding, then this option shall terminate immediately and cease to remain outstanding.
                    8. Special Acceleration of Option.
               (a) This option, to the extent outstanding at the time of a Corporate Transaction but not otherwise fully exercisable, shall automatically accelerate so that this option shall, immediately prior to the effective date of such Corporate

Transaction, become exercisable for all of the Option Shares at the time subject to this option and may be exercised for any or all of those Option Shares as fully vested shares of Common Stock. However, this option shall not become exercisable on such an accelerated basis, if and to the extent: (i) this option is, in connection with the Corporate Transaction, to be assumed by the successor corporation (or parent thereof) or (ii) this option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Corporate Transaction on any Option Shares for which this option is not otherwise at that time exercisable (the excess of the Fair Market Value of those Option Shares over the aggregate Exercise Price payable for such shares) and provides for subsequent payout in accordance with the same option exercise/vesting schedule for those Option Shares set forth in the Grant Notice.
               (b) Immediately following the Corporate Transaction, this option shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) in connection with the Corporate Transaction.
               (c) If this option is assumed in connection with a Corporate Transaction, then this option shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction, and appropriate adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same.
               (d) This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
                    9. Adjustment in Option Shares. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.
                    10. Shareholder Rights. The holder of this option shall not have any shareholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become a holder of record of the purchased shares.
                    11. Manner of Exercising Option.
               (a) In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:
                    (i) Notify the Trustee (through the Corporation’s Stock Administration Department), by delivering a “Notice of Exercise” (in the form attached hereto as Exhibit “C”), that Optionee wishes to exercise the option into a certain number of Option Shares (but not more than the number of Option Shares for which the option is exercisable as of such date).
                    (ii) Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms:
                         (A) cash or check made payable to the Corporation;
                         (B) shares of Common Stock held by Optionee (or any other person or persons exercising the option) for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date.
                         (C) through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable instructions (i) to the Trustee and to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (ii) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale. Option Shares granted pursuant to the Capital Gains Route shall be issued in the name of the Trustee for the benefit of the Optionee.
Except to the extent the sale and remittance procedure is utilized in connection with the option exercise, payment of the Exercise Price must accompany the Notice of Exercise delivered to the Corporation in connection with the option exercise.
                    (iii) Furnish to the Corporation appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.
               (b) As soon as practical after the Exercise Date, the Corporation shall issue to the Trustee for the benefit of the Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto.
               (c) In no event may this option be exercised for any fractional shares.
                    12. Compliance with Laws and Regulations.
               (a) The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all the terms and conditions of the Plan, this Agreement, the Trust Deed and applicable requirements of law relating thereto, including the Capital Gains Route of Section 102, and with all applicable regulations of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock may be listed for trading at the time of such exercise and issuance.
               (b) The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Corporation, however, shall use its best efforts to obtain all such approvals.
                    13. Successors and Assigns. Except to the extent otherwise provided in Paragraphs 5 and 8, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Optionee, Optionee’s assigns, the legal representatives, heirs and legatees of Optionee’s estate and any beneficiaries of this option designated by Optionee.
                    14. Notices. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated on the Grant Notice. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.
                    15. Construction. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.
                    16. Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State’s conflict-of-laws rules, except to the extent that mandatory provisions of the law of the State of Israel apply.
                    17. Excess Shares. If the Option Shares covered by this Agreement exceed, as of the Grant Date, the number of shares of Common Stock which may without shareholder approval be issued under the Plan, then this option shall be void with respect to those excess shares, unless shareholder approval of an amendment sufficiently increasing the number of shares of Common Stock issuable under the Plan is obtained in accordance with the provisions of the Plan.
                    18. Leave of Absence. The following provisions shall apply upon Optionee’s commencement of an authorized leave of absence:

               (a) If the leave of absence is protected by any statute such that re-employment upon expiration of such protected leave is guaranteed, the Shares awarded by this Agreement that are scheduled to vest shall be modified as follows:
                         (i) The vesting schedule in effect under the Grant Notice shall continue for a period of up to twelve (12) weeks from the first day of the authorized leave. If Optionee does not resume active Employee status within such twelve (12)-week period, then no Service credit shall be given for the balance of the leave of absence, unless applicable laws governing such statutory leave would require a longer vesting continuance period, in which case vesting shall continue as provided in the Grant Notice for such period required by such statute..
               (b) If the leave of absence is not protected by statute such that re-employment upon expiration of such leave is not guaranteed by statute, the Shares awarded by this Agreement that are scheduled to vest shall be modified as follows:
                         (i) The vesting schedule in effect under the Grant Notice shall be frozen as of the first day of the authorized leave.
                         (ii) Should Optionee resume active Employee status within sixty (60) days after the start date of the authorized leave, Optionee shall, for purposes of the vesting schedule set forth in the Grant Notice, receive Service credit for the entire period of such leave. If Optionee does not resume active Employee status within such sixty (60)-day period, then no Service credit shall be given for the period of such leave.
               (c) In no event shall this option become exercisable for any additional options or otherwise remain outstanding if Optionee does not resume Employee status prior to the Expiration Date of the option term.
                    19. Reading the Plan:
     It is hereby clarified that reading this Agreement is not, and cannot be, a substitute for the full and thorough reading of the Plan. The Plan and the Trust Deed include important details that Optionee should know and understand. In any case of contradiction between the aforesaid in this Agreement and the Plan, or in any case of dispute on any of the issues discussed in this Agreement, the provisions of the Plan shall prevail.

Exhibit A
APPENDIX
          The following definitions shall be in effect under the Agreement:
     A. Agreement shall mean this Stock Option Agreement.
     B. Board shall mean the Corporation’s Board of Directors.
     C. Capital Gains Route means the capital gains route of Section 102(b)(2) of the Ordinance.
     D. Common Stock shall mean shares of the Corporation’s common stock.
     E. Code shall mean the Internal Revenue Code of 1986, as amended.
     F. Corporate Transaction shall mean either of the following shareholder-approved transactions to which the Corporation is a party:
               (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or
               (ii) the sale, transfer or other disposition of all or substantially all of the Corporation’s assets in complete liquidation or dissolution of the Corporation.
     G. Corporation shall mean Network Appliance, Inc., a Delaware corporation, and any successor corporation to all or substantially all of the assets or voting stock of Network Appliance, Inc. which shall by appropriate action adopt the Plan.
     H. Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.
     I. Exercise Date shall mean the date on which the option shall have been exercised in accordance with Paragraph 9 of the Agreement.
     J. Exercise Price shall mean the exercise price per Option Share as specified in the Grant Notice.
     K. Expiration Date shall mean the date on which the option expires as specified in the Grant Notice.
     L. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:
               (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be deemed equal to the closing selling price per share of Common Stock on the date in question, as the price is reported by the National Association of Securities Dealers on the Nasdaq National Market and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists, or
               (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be deemed equal to the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.
     M. Grant Date shall mean the date of grant of the option as specified in the Grant Notice.
     N. Grant Notice shall mean the Notice of Grant of Stock Option accompanying the Agreement, pursuant to which Optionee has been informed of the basic terms of the option evidenced hereby.

     O. Incentive Option shall mean an option which satisfies the requirements of Code Section 422.
     P. Minimum Trust Period means the applicable period of time, required under Section 102, in order to enable Optionee enjoy favorable tax treatment (currently two years from the date this letter is deposited with the Trustee, according to the Capital Gains Route).
     Q. Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by Optionee, any unauthorized use or disclosure by Optionee of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by Optionee adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of Optionee or any other individual in the Service of the Corporation (or any Parent or Subsidiary).
     R. Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.
     S. Notice of Exercise shall mean the notice of exercise in the form attached hereto as Exhibit I.
     T. Option Shares shall mean the number of shares of Common Stock subject to the option as specified in the Grant Notice.
     U. Optionee shall mean the person to whom the option is granted as specified in the Grant Notice.
     V. Ordinance shall mean the Israeli Income Tax Ordinance [New version], 1961.
     W. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
     X. Permanent Disability shall mean the inability of Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which is expected to result in death or has lasted or can be expected to last for a continuous period of twelve (12) months or more.
     Y. Plan shall mean the Corporation’s 1999 Stock Option Plan and the “Appendix A — Israel” attached thereto.
     Z. Plan Administrator shall mean either the Board or a committee of the Board acting in its capacity as administrator of the Plan.
     AA. Rights means right issued in respect of the Option Shares, including bonus shares but excluding cash dividends.
     BB. 102 Rules means the Income Tax Rules (Tax Relief in Issuance of Shares to Employees), 2003, that were promulgated under Section 102.
     CC. Section 102 shall mean Section 102 of the Ordinance.
     DD. Service shall mean Optionee’s performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor.
     EE. Stock Exchange shall mean the American Stock Exchange or the New York Stock Exchange.
     FF. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
     GG. Transfer means a transfer of Option Shares from the Trustee to the Optionee.
     HH. Trustee shall mean a trustee approved by the income tax authorities for the purpose of the Plan.

Exhibit B
Trust Deed

כתב נאמנות

שנחתם ביום 29 בחודש ינואר שנת 2007

בין:

ג ל ע נאמנויות 102
מרחוב וייצמן 2
תל-אביב 64239
(להלן - "**הנאמן**")

מצד אחד

לבין:

נטוורקס אפליינס ישראל בע"מ
רח' בזל 25,
פתח תקווה 49001

נטוורק אפליינס ישראל אר אנד די בע"מ
מגדלי מת"מ 1,
חיפה

(להלן, ביחד - "**החברה**")

מצד שני

הואיל: וחברת Network Appliance, Inc. שהיא בעלת שליטה בחברה ("**החברה המקצה**") אימצה תכנית הקצאת מניות לעובדים של החברה כמשמעותה בסעיף 102 לפקודה (להלן – "**התכנית**");

והואיל: ועל-פי התכנית תקצה החברה המקצה מדי פעם בפעם מניות שלה או אופציות לרכישת מניותיה ("**המניות**") לעובדים של החברה, בהקצאת מניות באמצעות נאמן;

והואיל: ועל-פי התכנית יוקצו כל המניות בהקצאה לנאמן, כדי שיחזיק אותן בנאמנות עד תום התקופה, כאמור בפקודה, בכללי מס הכנסה (הקלות מס בהקצאת מניות לעובדים), התשס"ג - 2003 (להלן – "**הכללים**"), בתכנית ובכתב נאמנות זה;

והואיל: והחברה המקצה בחרה בג.ל.ע נאמנויות 102, לשמש כנאמן לצורך תכנית ההקצאה האמורה והוא הביע את הסכמתו לשמש כנאמן בעבור החברה ועובדיה

לפיכך הוסכם בין הצדדים כדלקמן:

1. המבוא לכתב נאמנות זה, מהווה חלק בלתי נפרד ממנו.

2. על-פי התכנית לא יופקדו המניות אצל עובדי החברה אלא יופקדו בידי הנאמן ויוחזקו בידיו עד לתום התקופה, כהגדרתה בסעיף 102 לפקודה.

3. לפני ששולם המס החל כאמור בסעיף 7 לכללים, המניות לא יהיו ניתנות להעברה, המחאה, משכון, עיקול, או שעבוד אחר מרצון, ולא יינתן בשלהן כל יפוי כוח או כתב העברת בין אם תוקפם מיידי ובין אם תוקפם בתאריך עתידי, למעט העברה מכוח צוואה או על-פי דין. הועברו המניות מכוח צוואה או על-פי דין כאמור, יחולו הוראות סעיף 102 והוראות הכללים על יורשיו או נעבריו של העובד.

4. לאחר תום התקופה יהיה כל עובד רשאי בכל עת לדרוש מהנאמן להעביר על שמו את המניות שהוא זכאי להן, ובלבד שהנאמן לא יעביר את המניות כאמור אלא לאחר ששולם המס החל לפי סעיף 102 לפקודה ולפי הכללים (להלן – "המס החל") ובידי הנאמן אישור לכך מפקיד השומה.

5. אם על-פי תנאי התכנית יוענקו לעובד זכויות לרכישת מניות או שיוקצו לו בשל המניות מניות הטבה, יוקצו הזכויות או מניות ההטבה על שם הנאמן. העובד יהיה זכאי להורות לנאמן לממש את הזכויות או את מניות ההטבה לאחר תום התקופה כקבוע בתכנית. המניות נושא הזכויות יוקצו לנאמן בהתאם לאמור בסעיף 2 לכללים ויחולו עליהם הוראות התכנית, לרבות בחירת מסלול המיסוי והוראות כתב התחייבות זה, ואולם פרק הזמן עד תום התקופה יימנה מיום הקצאת המניות שבשלן הוקצו הזכויות או מניות ההטבה.

6. החברה מתחייבת כלפי הנאמן כי החברה המקצה לא תקצה מניות לעובדים במסגרת תכנית הקצאה, אם לא הצהיר העובד כי ידועות לו הוראות סעיף 102 לפקודה ומסלול המס החל עליו, וכן על הסכמתו בכתב לאמור בכתב נאמנות זה ועל התחייבותו שלא לממש את המניות לפני תום התקופה, כהגדרתה בסעיף 102 לפקודה.

7. מובהר כי משמעות סעיפים 2 עד 6 לעיל הינה כדלקמן: (1) אם העובד יממש באופן רצוני את המניות (או זכויות לפי סעיף 5) לפני תום התקופה יחולו ההוראות הנוגעות לאי עמידה בתקופת החזקה, כאמור בסעיף 102(ב)(4) לפקודה ובכללים; (2) הנאמן יוכל למכור או להעביר את המניות (או זכויות לפי סעיף 5) לפני תום התקופה רק לאחר תשלום המס לפקיד השומה כמתחייב לפי ההוראות הנוגעות לאי עמידה בתקופת החזקה, כאמור בסעיף 102(ב)(4) לפקודה ובכללים.

ולראיה באו הצדדים על החתום:

ג.ל.ע נאמנויות 102 G.L.A 102 TRUSTS הנאמן	החברה NETWORK APPLIANCE ISRAEL LTD. Network Appliance Israel R&D Ltd. נטוורק אפליינס ישראל אר אנד די בע"מ ח.פ. 51-3073072

Exhibit C
Notice of Exercise
Date:

To	To
G.L.E 102 Trusts	Network Appliance, Inc.
2 Weizmann St.	495 E. Java Drive
Tel Aviv 64239	Sunnyvale, CA 94089
Dear Sirs,
Re: Network Appliance, Inc. (the “Corporation”)
I am the beneficiary of option (the “Option”) exercisable into                      shares of Common Stock of the Corporation (the “Option Shares”) that were granted to you on my behalf, and are held by you according to Section 102 of the Income Tax Ordinance, pursuant to the Trust Deed that was signed between yourself and the Corporation’s Israeli subsidiary, and according to the Corporation’s “1999 Stock Option Plan” and Israeli Appendix A.
I know that the vesting schedule of the option is as detailed in the “1999 Stock Option Plan - Stock Option Agreement”, which was signed by me on                     .
I would like to exercise the option into                     Option Shares.
I hereby enclose the aggregate Exercise Price of the Option Shares, or, alternatively I choose to utilize the special broker-dealer sale and remittance procedure specified in the Agreement to effect the payment of the Exercise Price.

Yours Truly,

Employee Name:

Signature:

Approval of Network Appliance, Inc.
We hereby confirm that                                          is entitled to exercise his option into                      Option Shares (as defined in the Agreement).
We hereby confirm that the aggregate Exercise Price of the option in connection with the Option Shares, in the amount of $                                         ($                     per Option Share) was paid to us directly by Mr./Miss                                                             , or, alternatively, that the Exercise Price is to be paid to us via the sale of Option Shares, through the broker.

Network Appliance, Inc.